Exhibit 5.1

 The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone (212) 907-6457

www.gracinmarlow.com

March18, 2016

   The Board of Directors of Heat Biologics, Inc.

801 Capitola Drive

Durham, North Carolina 27713

Re: Registration Statement on Form S-1 Pursuant to Rule 462(b)

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Heat Biologics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to Rule 462(b) under the Securities Act, relating to an aggregate of 458,024 shares (the “Shares”) of the Company’s common stock, par value $0.0002 per share (the “Common Stock”), and related warrants (“Warrants”) to purchase 2,504,012 shares of Common Stock (the “Warrant Shares”), such Shares and Warrants to be included in a public offering, of which 8,641,976 shares of Common Stock and 4,320,988 Warrants were previously registered under a registration statement on Form S-1 (File No. 333-209079) (the “Initial Registration Statement”), which became effective under the Securities Act on March 17, 2016 and the contents of which are incorporated by reference in the Registration Statement.

The Shares, Warrants and Warrant Shares are being sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Roth Capital Partners, LLC and Aegis Capital Corp., as representatives of the underwriters listed on Schedule I to the Underwriting Agreement, the form of which Underwriting Agreement was filed as Exhibit 1.2 to the Initial Registration Statement filed on March 15, 2016.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, the Warrants and the Warrant Shares.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

Based upon and subject to the foregoing, we are of the opinion (i) that the Shares have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by the Underwriting Agreement, will be legally issued, fully paid and non-assessable under the laws of the State of Delaware; (ii) the Warrants have been duly and validly authorized, and upon their issuance, delivery and payment therefor in the manner contemplated by their terms and the Underwriting Agreement, will be valid and binding obligations of the Company; and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants will be validly issued, fully paid and non-assessable. We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution), the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is delivered solely in connection with the consummation of the transactions described herein, and may not be relied upon by you for any other purpose nor by any other person for any purpose.

Very truly yours,

/s/ Gracin & Marlow, LLP